Exhibit 23.2
YOUNG CONAWAY STARGATT & TAYLOR, LLP

BRUCE M. STARGATT
BEN T. CASTLE
SHELDON N. SANDLER
RICHARD A. LEVINE
RICHARD A. ZAPPA
FREDERICK W. IOBST
RICHARD H. MORSE
DAVID C. MCBRIDE
JOSEPH M. NICHOLSON
CRAIG A. KARSNITZ
BARRY M. WILLOUGHBY
JOSY W. INGERSOLL
ANTHONY G. FLYNN
JEROME K. GROSSMAN
EUGENE A. DIPRINZIO
JAMES L. PATTON, JR.
ROBERT L. THOMAS
WILLIAM D. JOHNSTON
TIMOTHY J. SNYDER
BRUCE L. SILVERSTEIN
WILLIAM W. BOWSER
LARRY J. TARABICOS
RICHARD A. DILIBERTO, JR.
MELANIE K. SHARP
CASSANDRA F. ROBERTS
RICHARD J.A. POPPER
TERESA A. CHEEK
NEILLI MULLEN WALSH
JANET Z. CHARLTON
ROBERT S. BRADY
JOEL A. WAITE
BRENT C. SHAFFER
DANIEL P. JOHNSON
CRAIG D. GREAR
TIMOTHY JAY HOUSEAL
BRENDAN LINEHAN SHANNON
MARTIN S. LESSNER
PAULINE K. MORGAN
C. BARR FLINN
NATALIE WOLF
LISA B. GOODMAN
JOHN W. SHAW
JAMES P. HUGHES, JR.
EDWIN J. HARRON
MICHAEL R. NESTOR
MAUREEN D. LUKE
ROLIN P. BISSELL
SCOTT A. HOLT
JOHN T. DORSEY
M. BLAKE CLEARY
CHRISTIAN DOUGLAS WRIGHT
DANIELLE GIBBS
JOHN J. PASCHETTO
NORMAN M. POWELL
THE BRANDYWINE BUILDING
1000 WEST STREET, 17TH FLOOR
WILMINGTON, DELAWARE 19801
P.O. BOX 391
WILMINGTON, DELAWARE 19899-0391
(302) 571-6600
(800) 253-2234 (DE ONLY)
FAX: (302) 571-1253

110 WEST PINE STREET
P.O. BOX 594
GEORGETOWN, DELAWARE 19947
(302) 856-3571
(800) 255-2234 (DE ONLY)
FAX: (302) 856-9338
WWW.YOUNGCONAWAY.COM
ATHANASIOS E. AGELAKOPOULOS
LISA A. ARMSTRONG
GREGORY J. BABCOCK
JOSEPH M. BARRY
SEAN M. BEACH
DONALD J. BOWMAN, JR.
TIMOTHY P. CAIRNS
KARA HAMMOND COYLE
MARGARET M. DIBIANCA
MARY F. DUGAN
ERIN EDWARDS
KENNETH J. ENOS
IAN S. FREDERICKS
JAMES J. GALLAGHER
SEAN T. GREECHER
STEPHANIE L. HANSEN
DAWN M. JONES
RICHARD S. JULIE
KAREN E. KELLER
JENNIFER M. KINKUS
EDWARD J. KOSMOWSKI
SPECIAL COUNSEL
JOHN D. MCLAUGHLIN, JR.
ELENA C. NORMAN (NY ONLY)
KAREN L. PASCALE
PATRICIA A. WIDDOSS
JOHN C. KUFFEL
TIMOTHY E. LENGKEEK
ANDREW A. LUNDGREN
MATTHEW B. LUNN
JOSEPH A. MALFITANO
ADRIA B. MARTINELLI
MICHAEL W. MCDERMOTT
MARIBETH L. MINELLA
EDMON L. MORTON
D. FON MUTTAMARA-WALKER
JENNIFER R. NOEL
ADAM W. POFF
SETH J. REIDENBERG
MICHELE SHERRETTA
MONTE T. SQUIRE
MICHAEL P. STAFFORD
CHAD S.C. STOVER (SC ONLY)
JOHN E. TRACEY
MARGARET B. WHITEMAN
SHARON M. ZIEG

SENIOR COUNSEL
CURTIS J. CROWTHER
OF COUNSEL
STUART B. YOUNG
EDWARD B. MAXWELL, 2ND

February 16, 2006
Discover Bank
12 Reads Way
New Castle, Delaware 19720
          Re:            Discover Card Master Trust I
Ladies and Gentlemen:
          We hereby consent to the filing of our opinion as an Exhibit to the Registration Statement on Form S-3 of Discover Bank and Discover Card Master Trust I on or about February 16, 2006 and to the references to our firm in the prospectus included therein under the captions “The Seller — Insolvency-Related Matters” and “Legal Matters”.

Very truly yours, YOUNG CONAWAY STARGATT & TAYLOR, LLP
By:	/s/ Richard A. Levine
Richard A. Levine